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                               EXHIBIT 4.17

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U.S. BANCORP LEASING & FINANCIAL
825 N.E. MULTNOMAH, SUITE 800
PORTLAND, OR 97232-2151
503-797-0200




April 4, 1996



Mr. Lawrence C. Rezentes
Rocky Mountain Chocolate Factory, Inc.
265 Turner Dr.
Durango, CO 81301

Dear Mr. Rezentes:

We are pleased to present for your consideration the following commitment to provide lease financing for Rocky Mountain Chocolate Factory, Inc.

The terms and conditions are as follows:

LESSOR:                    U.S. Bancorp Leasing & Financial

LESSEE:                    ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

AGREED VALUE:              $2,000,000.00 Line of Credit

EQUIPMENT DESCRIPTION:     New Store Equipment to be used in new
                           Company owned and operated Rocky
                           Mountain Chocolate Factory retail
                           stores.  This will include all
                           equipment, furniture and fixtures and
                           contractor costs to install them at
                           the retail store location. It is
                           anticipated these costs will be
                           between $100,000 and $150,000 per
                           retail location and Lease Schedule.

LEASE TERM:                72 months

RENTAL PAYMENTS:           Payments collected monthly in advance, 1.7758%,
                           expressed as a percentage per month of the original equipment cost. This rate is exclusive of any applicable state or local use tax.

RENTAL ADJUSTMENTS:        When delivery and acceptance have taken place,
                           and if there has been a change in the yield on the 30 day average of five year U.S. Treasury
                           Securities from the April 1, 1996 approximately
                           5.97%, the effective lease rates will be adjusted.
                           Upon the Lessee's written acceptance of the equipment, the adjusted lease rate, if applicable, shall become fixed for the duration of the lease.

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RENTAL DUE DATES:          Regular monthly rentals shall begin and be due on
                           the first day of the month following equipment delivery and acceptance. A pro-rata daily rental shall accrue up to the first of the month.

PURCHASE OPTION:           $1.00 at the end of the lease term upon timely
                           payment of all rentals and amounts outstanding.

FUNDING DATE:              It is anticipated funding will take place no later
                           than November 30, 1996. The Lessor shall have no obligation to fund after this date.

DOCUMENTATION:             Documents pertaining to this transaction will be
                           provided by the Lessor and this offer is subject to the execution of all documentation by Lessor and Lessee within a reasonable time.

DISBURSEMENT:              Reimbursement/Payment by Lessor for purchase of the
                           Property will be made after receipt of all properly executed lease documents and specific equipment invoices.

CLOSING COSTS:             $500 per Lease Schedule.

LANDLORD'S WAIVER:         If applicable, Lessee shall obtain from the
                           landlord, or mortgagee, of it's premises a waiver stating that the Property under Lease is Lessor's personal property and that no claim will be made against the Property by such landlord or mortgagee during the Lease term or any renewal.

INSURANCE:                 The Lessee shall maintain insurance in types and
                           amounts acceptable to the Lessor. Lessor shall be named as additional insured and loss payee.

Our commitment is subject to the provision that whenever the Lessor, in its sole discretion, feels that there has been a material adverse change in the financial condition or management of the company, or feels that the company has failed to comply with any terms or restrictions of the commitment, no further disbursement need be made.

If this commitment is acceptable to you, please acknowledge by signing the duplicate copy of this letter in the space provided below and returning it to us along with a commitment fee of $10,000.00. This commitment expires if your signed acceptance and fee have not been received by us as of the close of business on April 15, 1996.

In the event this financing is not completed through no fault of the Lessor, the commitment fee will be used to compensate Lessor for consideration of commitment, time spent and services performed. Should financing be completed, the commitment fee shall be applied to the first monthly payment due, on a pro-rata basis to the initial $1,000,000 of equipment cost financed.

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Under Oregon law, most agreements,    promises,   and commitments made by
Lender/Lessor after October 3, 1989 concerning loans/leases and other credit extensions which are not for personal, family, or household purposes or secured solely by the Lessee's residence must be in writing, express consideration, and be signed by the Lender/Lessor to be enforceable.

Sincerely,

/S/ THOMAS E. LULICH
- --------------------------------
Thomas E. Lulich
Asst.  Vice President




Accepted and agreed to this 8 day of April 1996
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By:   /S/ LAWRENCE C. REZENTES
    ---------------------------------------
     LAWRENCE C. REZENTES
     VICE PRESIDENT -- FINANCE

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                         NORWEST BANK COLORADO, N.A.
                         DURANGO
NORWEST BANKS            1063 MAIN AVENUE
[LOGO]                   P.O. DRAWER K
                         DURANGO, COLORADO 81302-2870
                         303/247-3242




March 12, 1996



Lawrence C. Rezentes, VP - Finance
Rocky Mountain Chocolate Factory, Inc.
265 Turner Drive
Durango, CO 81301

Dear Larry:

Norwest Bank Colorado, National Association (the "Bank") and Norwest Equipment Finance, Inc. (the "Finance Company") (collectively, "Norwest") are pleased to provide the following credit commitment to Rocky Mountain Chocolate Factory, Inc. (the "Company" or the "Borrower") subject to the terms and conditions contained herein.

LENDER:       NORWEST BANK COLORADO, NATIONAL ASSOCIATION

                 TOTAL COMMITMENT: $4,650,000.00

                       FACILITY #1

   AMOUNT:       $2,000,000.00 Line of Credit

   PRICING: The Bank's prime rate (the "Prime Rate") of interest, as announced by the Bank to be in effect from time to time. The Pricing changes if and when the Prime Rate changes.

   PURPOSE:      Finance Accounts Receivable and Inventory

   BORROWING     75% of accounts receivable less (i) all inter-company
   BASE:         receivables, (ii) accounts more than 60 days old, (iii)
                 accounts with 10% of which are past due, (iv) royalty

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NORWEST BANKS
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                 receivables, and (v) foreign accounts PLUS 30% of
                 finished-goods and raw material inventories ($500,000.00 cap) excluding work in progress inventory.

REPAYMENT:       From the effective date thereof until the Note Maturity Date of the Promissory Note, the outstanding principal balance shall not exceed $0.00 for a period of at least 60 consecutive days. Interest payable monthly; principal payable at Maturity, which will be no later than 1-year from the Promissory Note date.

COLLATERAL:      Accounts Receivable, Inventory and General Intangibles
                 (including but not limited to all accounts receivable and accounts, inventory, contract rights, assignment of proceeds due from franchises and all general intangibles including trademarks, trade names, patents, proprietary rights, copyrights and other like intangibles); Assignment of Key
                 Man Life Insurance on the life of Frank Crail; Cross-
                 Collateralized with All Norwest Debt

                       FACILITY #2

AMOUNT:        $1,650,000.00 Term Loan

PRICING:       8.25%, Fixed

PURPOSE:       Refinance Building Acquisition and Expansion

BORROWING      The lessor of 75% of Bank accepted and reviewed
BASE:          appraised value of commercial property located at 265 Turner
               Drive, Durango, CO or $1,650,000.00

REPAYMENT:     20-Year Amortization & Note, 5-Year Rate Adjustments and Re-
               Amortization at the in effect at that time Prime Rate; Initial
               Monthly Principal and Interest Payments of $14,250.00


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NORWEST BANKS
[LOGO]

          COLLATERAL:    First Deed of Trust on Commercial Property; Cross-
                         Collateralized with All Norwest Debt

                             FACILITY #3

          AMOUNT:        $500,000.00 Term Loan

          PRICING:       8.50%, Fixed

          PURPOSE:       Finance Furniture, Fixtures & Equipment

          BORROWING      100% of Norwest accepted and reviewed invoices
          BASE:          directly related to company-owned store openings-
                         existing chocolate store concept

          REPAYMENT:     5-Year Amortization & Note; Monthly Principal and
                         Interest Payments of $10,500.00

          COLLATERAL:    Furniture, Fixtures & Equipment; Cross-Collateralized
                         with All Norwest Debt

                               FACILITY #4

          AMOUNT:        $500,000.00 Term Loan

          PRICING:       8.50%, Fixed

          PURPOSE:       Finance Furniture, Fixtures & Equipment

          BORROWING      100% of Norwest accepted and reviewed invoices
          BASE:          directly related to company-owned store openings

          REPAYMENT:     5-Year Amortization & Note; Monthly Principal and
                         Interest Payments of $10,500.00

          COLLATERAL:    Furniture, Fixtures & Equipment; Cross-Collateralized
                         with All Norwest Debt

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NORWEST BANKS
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          COLLATERAL:    First Deed of Trust on Commercial Property; Cross-
                         Collateralized with All Norwest Debt

                                FACILITY #3

          AMOUNT:        $500,000.00 Term Loan

          PRICING:       8.50%, Fixed

          PURPOSE:       Finance Furniture, Fixtures & Equipment

          BORROWING      100% of Norwest accepted and reviewed invoices
          BASE:          directly related to company-owned store openings-
                         existing chocolate store concept

          REPAYMENT:     5-Year Amortization & Note; Monthly Principal and
                         Interest Payments of $10,500.00

          COLLATERAL:    Furniture, Fixtures & Equipment, Cross-Collateralized
                         with All Norwest Debt

                               FACILITY #4

          AMOUNT:        $500,000.00 Term Loan

          PRICING:       8.50%, Fixed

          PURPOSE:       Finance Furniture, Fixtures & Equipment

          BORROWING      100% of Norwest accepted and reviewed invoices
          BASE:          directly related to company-owned store openings

          REPAYMENT:     5-Year Amortization & Note; Monthly Principal and
                         Interest Payments of $10,500.00

          COLLATERAL:    Furniture, Fixtures & Equipment; Cross-Collateralized
                         with All Norwest Debt

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NORWEST BANKS
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          CONDITIONS     Facility is not available to be drawn upon until
          PRECEDENT:     November 1, 1996, and will be subject at that time to
                         (i) the Company not being in default with Norwest, (ii)
                         substantially meeting all covenants contained herein,
                         and (iii) meeting the following operating performance
                         criteria:
                                                            AS OF YTD
                (000'S Omitted)                             09/30/96
                                                           ------------
                Total Revenues                              >  $14,000
                Retail Revenues - Fuzziwig's                >     $550
                Total Gross Profit %                        >    48.50%
                Net Income                                  >  $ 1,100

                         Further, draws are subject to final Bank approval of site location and store concept.

LENDER:     NORWEST EQUIPMENT FINANCE, INC.

            TOTAL COMMITMENT:  $2,200,000.00

                         FACILITY #5

       AMOUNT:       $700,000.00 Term Loan

       PRICING:      8.25%, Fixed

       PURPOSE:      Refinance Equipment

       REPAYMENT:    6-Year Amortization & Note; Monthly
                     Principal and Interest Payments of
                     $12,500.00

       COLLATERAL:   Plant Equipment; Cross-Collateralized
                     with All Norwest Debt

                            FACILITY #6

       AMOUNT:       $1,500,000.00 Term Loan

       PRICING:      8.90%, Fixed

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NORWEST BANKS
[LOGO]

                            This pricing commitment is based on cost of funds represented by comparable maturity Treasury Notes at this time. In the event this rate changes prior to funding, the pricing may be adjusted to reflect this change.

PURPOSE:                    Finance Furniture, Fixtures & Equipment

BORROWING                   100%  of  Norwest  accepted  and  reviewed
BASE:                       invoices directly related to company-owned  store
                            openings

REPAYMENT:                  7-Year Amortization  &  Note;  Monthly
                            Principal  and Interest Payments of $24,250.00

COLLATERAL:                 Furniture, Fixtures & Equipment; Cross-
                            Collateralized with All Norwest Debt


In addition to the above, the Company agrees to the following affirmative and negative covenants:

          REPORTING INFORMATION
          The  Company will submit to the Bank:
          1.   Audited Annual Financial Statements
          2.   1O-K
          3.   1O-Q
          4.   Internally-Prepared Financial Statements Monthly
          5. Borrowing Base Certificates Monthly including Agings and Inventory Valuations
          6.   1-Year Monthly Projections and 3-Year Annual Projections
          7. Such Other Information Norwest May Reasonably Request From Time to Time

          FINANCIAL (ADJUSTABLE ANNUALLY)
          The  Company will maintain:
          1 .  Working Capital > $2,000,000.00
          2.   Current Ratio > 1.50:1.00
          3.   TNW > $10,000,000.00
          4.   Debt/TNW < 1.00:1.00

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NORWEST BANKS
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          5.        Capital Expenditures < $6,500,000.00
          6.        Minimum Cash Flow Coverage (as defined by Bank) > 1.25:1.00
          7.        No Dividends/Management Fees (Coronet) without Bank Approval
          8. LTV on Facility #2 < 75% at all times; the Bank will require that the property be re-appraised, if, in the reasonable opinion of the Bank, the market value of the property has declined, debt service coverage falls below 1.25:1.00 or bank regulatory requirements are changed

          OTHER
          1 .       Cross-Default with All Norwest debt
          2.        Adequate Insurance with Norwest as Loss Payee, Additional
                    Insured and/or Mortgagee (as appropriate)
          3.        1O-Days Prior Written Notice of Any Change in Corporate
                    Headquarters, Ownership or Management of Company
          4.        Notification of all franchisee uncured defaults,
                    unprofitable company-owned stores and/or litigation against the Company
          5.        Without Norwest's prior written consent, which shall not be unreasonably withheld, agree not to:
                    a)   create, incur, or assume, contingently or otherwise,
                         indebtedness with another financial institution
                    b)   purchase or acquire all or substantially all of the
                         assets of any person, corporation or other entity
                    c)   guarantee or pledge its credit or become liable on
                         outside transactions

The commitments hereunder are subject to satisfaction of the following conditions precedent.

          1 Execution and delivery of all such documents and documentation required by Norwest and to the satisfaction of Norwest's counsel
          2. Review and acceptance of real estate appraisal completed within forty-five (45) business days upon acceptance of this commitment
          3. Results of environmental audit(s) with initial screening to be completed within ten (10) business days upon your acceptance of this commitment
          4. Legal opinion from outside counsel stating satisfactory compliance with applicable federal franchise laws enforced by the Federal Trade Commission and applicable statutory laws in the states of Colorado & California

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NORWEST BANKS
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          5.        On-site collateral review to be performed by Bank audit
                    staff
          6. No material or adverse change in financial condition of Company
          7.        Any other requirements Norwest may reasonably set forth

          Note: All reasonable out-of-pocket expenses and other costs normally associated with loans and/or leases of this nature to be borne by the Company.


     Larry, Norwest is pleased to provide this commitment to Rocky Mountain Chocolate Factory, Inc. We are very excited about the opportunity of doing business together soon. We look forward to your acceptance of this commitment in writing no later than March 15, 1996. Otherwise, this commitment shall be deemed null and void.

     Sincerely,



Norwest Bank Colorado, National Association   Norwest Equipment Finance, Inc.

Michael J. Noesen                        Thomas J. Petersen
Assistant Vice President                 Assistant Vice President


     Agreed and accepted this   15  day of March 1996:

     Rocky Mountain Chocolate Factory, Inc.



     By:     /S/ LAWRENCE C. REZENTES
            -----------------------------------

     Print:  LAWRENCE C. REZENTES
            -----------------------------------

     Title:  VICE PRESIDENT -- FINANCE
            -----------------------------------